ASSIGNMENT OF SUBLEASE
                         AND AGREEMENT

     THIS ASSIGNMENT OF SUBLEASE AND AGREEMENT (the "Agreement") is made this 31st day of December, 1997 by and among SERAGEN, INC., a Delaware corporation having a principal place of business at 97 South Street, Hopkinton,
Massachusetts 01748 (the "Assignor"),   MARATHON BIOPHARMACEUTICALS, L.L.C.,
a Massachusetts limited liability company having a principal place of business at 97 South Street, Hopkinton, Massachusetts 01748 (the "Assignee"), and SIERRACOM, a division of Sierra Network, Inc., a Delaware Corporation, having a principal place of business at 99 South Street, Hopkinton, Massachusetts 01748 (the "Sublandlord").

                           RECITALS:

     A. Sublandlord and Assignor are the sublandlord and subtenant, respectively, pursuant to that certain Sublease dated October 1995, as amended (the "Sublease") with respect to premises located at 99 South Street, Hopkinton, Massachusetts, as more fully described in the Sublease. A copy of the Sublease is attached hereto as Schedule A.

     B. Assignor and Assignee desire that Assignor assign its entire right and interest as subtenant under the Sublease to Assignee.

     C.   Sublandlord agrees to consent to such assignment.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows.

     1. Assignment of Sublease. Effective at 12:01 A.M. on January 1, 1998 (the "Effective Date"), Assignor does hereby assign, transfer and set over unto Assignee all of its right, title and interest as subtenant under the Sublease.

     2. Assumption of Assignee. Assignee hereby accepts such assignment and agrees with Assignor and Sublandlord that, as of the Effective Date, Assignee shall assume all of the obligations and observe all of the covenants on Assignor's part to be performed or observed under the Sublease, as fully and effectually as if the Assignee were the named subtenant under the Sublease.

     3. Consent of Sublandlord. Sublandlord hereby consents to the foregoing assignment.

     4.  Termination of Assignor's Liability.  Sublandlord hereby agrees that, as of the Effective Date, Assignor shall be relieved of all liability as subtenant under the Sublease, including without limitation, the obligation to pay rent and the performance of the covenants and agreements on subtenant's part to be performed thereunder, notwithstanding the provisions of Section
23.2 of the Sublease.
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     5.  Miscellaneous.  This Agreement is executed in the Commonwealth of
Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be signed in counterparts, all of which shall constitute but one and the same instrument. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and shall supersede any and all prior agreements, written or oral, with respect to the subject matter hereof. This Agreement may only be amended by written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as an instrument under seal, all as of the day and year first above written.

                              SERAGEN, INC.


                              By:/s/ Reed R. Prior
                              Name:  Reed R. Prior
                              Title: Chairman and Chief Executive Officer



                              MARATHON BIOPHARMACEUTICALS, L.L.C.


                              By:/s/ Kenneth G. Condon
                                     Kenneth G. Condon, President



                              SIERRACOM



                              By:/s/ Peter Sullivan
                              Name:  Peter Sullivan
                              Title: Vice President

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